UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2013

UNITED CONTINENTAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-06033	36-2675207
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

233 S. Wacker Drive, Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 997-8000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 12, 2013, United Continental Holdings, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”). The proposals submitted to the stockholders at the Annual Meeting were as follows:

•	Proposal 1 – the election of the members of the Company’s Board of Directors (the “Board”);

•

Proposal 2 – the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company and its subsidiaries for the fiscal year ending December 31, 2013;

•	Proposal 3 – an advisory resolution approving the compensation of the Company’s named executive officers, as presented in the Company’s definitive proxy statement;

•	Proposal 4 – the reapproval of the performance measures under the United Continental Holdings, Inc. 2008 Incentive Compensation Plan;

•	Proposal 5 – the approval of the amended performance measures under the United Continental Holdings, Inc. Incentive Plan 2010; and

•	Proposal 6 – the approval of an amendment to the Company’s Amended and Restated Bylaws to provide stockholders with the right to call a special meeting of stockholders.

Each proposal is described in detail in the Company’s definitive proxy statement, which was filed with the Securities and Exchange Commission on April 26, 2013.

At the Annual Meeting, the Company’s stockholders re-elected each director nominee to the Board, ratified the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company and its subsidiaries, re-approved the performance measures under the United Continental Holdings, Inc. 2008 Incentive Compensation Plan, approved the amended performance measures under the United Continental Holdings Inc. Incentive Plan 2010, and approved an amendment to the Company’s Amended and Restated Bylaws to provide stockholders with the right to call a special meeting of stockholders. The stockholders also approved, in an advisory and non-binding vote, the compensation of the Company’s named executive officers, as presented in the Company’s definitive proxy statement. The final voting results for each proposal, including the number of votes cast for, against or withheld, and the number of abstentions and broker non-votes, as applicable, are set forth below.

Proposal 1 – Election of Directors

In accordance with the Company’s Amended and Restated Bylaws, the Company’s stockholders elected a total of 12 director nominees to the Board, of which 10 directors were elected by the holders of the Company’s common stock, one director was elected by the holder of the Company’s one share of Class Pilot MEC Junior Preferred Stock, and one director was elected by the holder of the Company’s one share of Class IAM Junior Preferred Stock.

The holders of the Company’s common stock elected the 10 director nominees listed in the table below.

	For	Withheld	Broker Non-Votes
Carolyn Corvi	285,032,766	3,273,398	14,135,248
Jane C. Garvey	285,063,577	3,242,587	14,135,248
Walter Isaacson	284,831,391	3,474,773	14,135,248
Henry L. Meyer III	284,216,253	4,089,911	14,135,248
Oscar Munoz	284,926,451	3,379,713	14,135,248
Laurence E. Simmons	284,880,039	3,426,125	14,135,248
Jeffery A. Smisek	281,486,233	6,819,931	14,135,248
David J. Vitale	284,119,295	4,186,869	14,135,248
John H. Walker	284,594,303	3,711,861	14,135,248
Charles A. Yamarone	284,986,406	3,319,758	14,135,248

In addition, the United Airlines Pilots Master Executive Council of the Air Line Pilots Association, International (“ALPA”), the holder of the Company’s one share of Class Pilot MEC Junior Preferred Stock, elected James J. Heppner as the ALPA director, and the International Association of Machinists and Aerospace Workers (“IAM”), the holder of the Company’s one share of Class IAM Junior Preferred Stock, elected Stephen R. Canale as the IAM director.

Proposal 2 – Ratification of the Appointment of the Independent Registered Public Accounting Firm for 2013

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company and its subsidiaries for the fiscal year ending December 31, 2013.

For	Against	Abstain	Broker Non-Votes
296,248,965	1,827,903	4,364,544	0

Proposal 3 – Advisory Resolution Approving the Compensation of the Named Executive Officers

The Company’s stockholders approved, in an advisory and non-binding vote, the compensation of the Company’s named executive officers, as presented in the Company’s definitive proxy statement.

For	Against	Abstain	Broker Non-Votes
282,224,764	5,013,123	1,068,277	14,135,248

Proposal 4 – Reapproval of the Performance Measures Under the United Continental Holdings, Inc. 2008 Incentive Compensation Plan

The Company’s stockholders re-approved the performance measures under the United Continental Holdings, Inc. 2008 Incentive Compensation Plan.

For	Against	Abstain	Broker Non-Votes
282,800,237	4,792,842	713,085	14,135,248

Proposal 5 – Approval of the Amended Performance Measures under the United Continental Holdings, Inc. Incentive Plan 2010

The Company’s stockholders approved the amended performance measures under the United Continental Holdings, Inc. Incentive Plan 2010.

For	Against	Abstain	Broker Non-Votes
282,499,840	5,123,321	683,003	14,135,248

Proposal 6 – Approval of an Amendment to the Company’s Amended and Restated Bylaws

The Company’s stockholders approved an amendment to the Company’s Amended and Restated Bylaws to provide stockholders with the right to call a special meeting of stockholders.

For	Against	Abstain	Broker Non-Votes
286,219,071	1,672,011	415,082	14,135,248

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED CONTINENTAL HOLDINGS, INC.

By:	/s/ Brett J. Hart
Name:	Brett J. Hart
Title:	Executive Vice President, General Counsel and Secretary

Date: June 17, 2013